Exhibit 10.7

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT (“Agreement”) is entered into as of 28 February, 2022 between:

(1)	Hai Di Lao Holdings Pte. Ltd. (Registration No. 201305315G), a company incorporated in Singapore with its registered office at 80 Robinson Road, #02-00, Singapore 068898 (“Existing Holdco”);

(2)	Newpai Ltd. (Registration No. 1882879), a company incorporated in British Virgin Islands with its registered office at Trinity Chambers, P.O. Box 4301 Road Town Tortola British Virgin Islands. (“BVI Company”); and

(3)	Singapore Super Hi Dining Pte. Ltd. (Registration No. 202039985W), a company incorporated in Singapore with its registered office at 80 Robinson Road, #02-00, Singapore 068898 (“New Holdco”).

(each a Party and collectively, Parties)

RECITALS:

A.            As at the date of this Agreement, Haidilao International Holding Ltd. (the “Ultimate Parent”), a listed company on the Hong Kong Stock Exchange, is the 100% direct equity owner of the BVI Company, which is in turn the direct equity holder of 100% of record and beneficial ownership interest in the Existing Holdco and the New Holdco.

B.            As at the date of this Agreement, the Existing Holdco is the 100% direct beneficial owner of the issued shares in HDL Management USA Corporation (Registration No. C4215713) (the “Transfer Shares”), a company incorporated in the State of California of the United States, with its registered office at 1108 S. Baldwin Ave., Ste 202, Arcadia, CA 91007, U.S.A (“US Management Company”).

C.            In connection with certain internal restructuring, the Ultimate Parent Company contemplates to cause the entire ownership of the US Management Company transferred from the Existing Holdco to the New Holdco in the manner and on the terms and conditions as set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are all hereby acknowledged, the Parties hereby AGREE as follows:

(a)	Subject to the terms and conditions set forth in this Agreement, the Existing Holdco hereby transfers, assigns and delivers all of its worldwide rights, title and interest in the Transfer Shares to the BVI Company free from any mortgage, assignment, debenture, lien, hypothecation, charge, pledge, adverse claim, rent-charge, title, retention, claim, equity, option, pre-emption right, right to acquire, security agreement and security interest or other right of whatever nature (“Encumbrances”), and with all rights, dividends, entitlements, advantages attaching thereto as of the date of this Agreement by way of an interim dividend paid in specie to its sole shareholder, the BVI Company (“Interim Dividend Payment”), so that immediately after the Interim Dividend Payment, the BVI Company will own the whole of the 650,000 shares of the common stock of the US Management Company, representing 100% of all the issued and outstanding common stock of US Management Company on a fully diluted basis. The Interim Dividend Payment contemplated under this paragraph (a) will be effective as at the time where the Transfer Shares are registered and vested in the name of the BVI Company (“Interim Dividend Payment Completion”).

(b)	Immediately upon the completion of the Interim Dividend Payment under paragraph (a) above, the BVI Company will contribute to the New Holdco, and New Holdco will accept from the BVI Company, 100% issued and outstanding common stock of US Management Company free of all Encumbrances as consideration for the increase in share capital of the New Holdco, which is a wholly owned subsidiary of the BVI Company in exchange for 10,000,000 additional ordinary shares of the New Holdco issued to the BVI Company for such consideration (“Capital Contribution”). Upon and immediately after this Capital Contribution, the ownership structure of the related parties hereto shall be as set forth in Exhibit A of this Agreement. The Capital Contribution will be effective as at the time of the electronic register of members of the New Holdco is updated to reflect the increase in share capital contemplated under this paragraph (b). (“Capital Contribution Completion”).

(c)	Each Party represents and warrants to the other Parties, in relation to him/itself, as at the date of this Agreement and at the consummation of the transactions contemplated hereunder, that: (i) it is a company duly incorporated and validly existing under its laws of incorporation; (ii) it has the full power, capacity and authority to execute this Agreement and to undertake the transactions contemplated to be undertaken by it hereunder; (iii) all consents, licenses, approvals and authorisations required by it in connection with this Agreement and the transactions contemplated hereby have been obtained and are in full force and effect; (iv) it is not aware of any reason or circumstances which might avoid or restrict its powers or capacity to enter into or exercise its rights or perform its obligations under this Agreement; (v) the entry into and the performance by it of this Agreement does not and will not result in a breach of, or constitute any default under, any law or regulation, any order, judgment or decree by any court or governmental agency to which it is a party or by which it is bound, any provisions of its constitution or equivalent constitutive document, or any agreement to which it is a party; and (vi) all of its obligations under this Agreement are legal, valid, binding and enforceable against it in accordance with the terms of this Agreement.

(d)	Each Party hereby undertakes to (i) sign all necessary powers of attorneys and execute all documents necessary and incidental to give effect to such transactions contemplated hereunder (including but not limited to convening general meetings and/or passing written resolutions by the Board of Directors or Members of the Existing HoldCo, New HoldCo, the BVI Company approving, authorizing, issuing, allotting and/or accepting the Interim Dividend Payment and Capital Contribution (as applicable), (ii) make all necessary lodgments of forms or notices to the applicable regulatory or governmental bodies as required under its constitution and/or the laws of the jurisdiction and (iii) to deliver, upon the Interim Dividend Payment Completion and Capital Contribution Completion (as applicable) all such documents necessary and incidental to this Agreement (including but not limited to interim dividend payment vouchers and new share certificates where required) to the other Parties thereto in order to vest the full benefit of the Transfer Shares ultimately in the New Holdco.

(e)	The Parties shall cause the US Management Company to execute any and all documents necessary (including but not limited to directors’ and/or members’ resolutions) required to approve and accept the transactions contemplated under paragraph (a) and (b) of this Agreement and to register the New HoldCo as the owner of the US Management Company in accordance with the procedures set out in its articles of association as well as fulfilling any and all other registration requirements.

(f)	Each Party shall use its reasonable endeavours to procure that any third party shall do, execute, perform and deliver to all Parties all such further deeds, documents, assurances, acts and things as that Party reasonably requires for the purpose of vesting the full benefit of the Transfer Shares so contemplated under this Agreement in the New HoldCo.

(g)	Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including advisory fees) incurred in connection with the negotiation, preparation and completion of this Agreement. For the avoidance of doubt, any applicable transfer taxes or stamp duties shall be borne by the Parties in equal parts.

(h)	This Agreement constitutes the entire agreement amongst the Parties hereto with respect to the subject matter hereof and supersedes and extinguishes in its entirety all previous agreements, promises, assurances, warranties, representations and understandings amongst the Parties, express or implied, whether written or oral, relating to its subject matter. The Parties acknowledge and agree that they will have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement. No variation or waiver of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorized representatives).

(i)	This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart, and each counterpart may be signed and executed by the Parties and transmitted by facsimile transmission or by electronic mail and shall be valid and effective as if executed as an original.

(j)	This Agreement (including non-contractual disputes and claims arising from or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the Singapore without giving effect to the principles of conflicts of laws thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SIGNED by /s/ Sean Shi	)
Sean Shi	)
for and on behalf of HAI DI LAO HOLDINGS PTE. LTD.	)
in the presence of:	)

/s/ Cynthia Peh Wei Ting
Witness
Name: Cynthia Peh Wei Ting

SIGNED by /s/ Zhang Yong	)
Zhang Yong	)
for and on behalf of NEWPAI LTD.	)
in the presence of:	)

/s/ SHENG MENG YUE
Witness
Name: SHENG MENG YUE

SIGNED by /s/ Shu Ping	)
Shu Ping	)
for and on behalf of SINGAPORE SUPER HI DINING PTE.)
LTD.	)
in the presence of:	)

/s/ Chua Simin
Witness
Name: Chua Simin

Exhibit A

ULTIMATE OWNERSHIP AND ORGANIZATION CHART